UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2010

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On February 24, 2010, Rainmaker Systems, Inc (the “Company”) and Symantec Corporation (“Symantec”) renewed and amended the Symantec Outsourced NAM Renewals Statement of Work dated April 1, 2008 (SOW) under their Master Services Agreement dated June 29, 2006. The services to be provided by the Company to Symantec under the amended SOW include contract sales and data management services and will cover the North America territory. The term of the amended SOW is from April 1, 2010 through March 31, 2012. During the year ended December 31, 2009, services provided by the Company to Symantec under the SOW accounted for approximately 10% of the Company’s revenue. The Company will be requesting confidential treatment for certain portions of the amended SOW and intends to file a redacted copy of the amended SOW with its Form 10-K for the fiscal year ended December 31, 2009.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

March 1, 2010		/s/ Steve Valenzuela
Date		(Signature)
	By:	Steve Valenzuela
	Title:	Chief Financial Officer